AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HOMESERVICES.COM INC.

                 -----------------------------------------

              Pursuant to Sections 242 and 245 of the General
                  Corporation Law of the State of Delaware
                 -----------------------------------------


           HomeServices.Com Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

           FIRST: The name of the Corporation is HomeServices.Com Inc. The name under which the Corporation was originally incorporated was HomeServices.Com Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 13, 1999.

           SECOND: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and by the stockholders of the Corporation under the provisions of Sections 228, 242 and 245 of the GCL.

           THIRD: This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as heretofore amended.

           FOURTH: The text of the Restated Certificate of Incorporation is amended and restated in its entirety as follows:

           ARTICLE I: The name of the Corporation is HomeServices.Com Inc. (hereinafter, the "Corporation").

           ARTICLE II: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

           ARTICLE III: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

           ARTICLE IV: (a) The total number of shares of stock which the Corporation shall have authority to issue is 38,000,000 shares of Common Stock, each having a par value of $0.01, and 2,000,000 shares of Preferred Stock, each having a par value of $0.01.

           (b) The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

              (1) The holders of shares of Common Stock shall not have cumulative voting rights.

              (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

              (3) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

              (4) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

              (5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

              (6) Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

           (c) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

           ARTICLE V:     (a)   The business and affairs of the Corporation
 shall be managed by or under the direction of the Board of Directors.

           (b) The number of directors of the Corporation shall be no fewer than three, nor more than fifteen, the exact number of which shall be fixed from time to time by the Board of Directors. Election of directors need not be by written ballot unless the Bylaws so provide.

           (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           (d) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors caused by death, resignation, retirement, disqualification or removal or any other cause (including an increase in the number of directors) may be filled by resolution adopted by a majority of the Board of Directors then in office whether or not such majority constitutes less than quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

           (e) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

           ARTICLE VI: In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation except as otherwise provided therein.

           ARTICLE VII: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the GCL and (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

           ARTICLE VIII: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding as incurred in advance of its final disposition

           The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

           The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, contract or otherwise.

           Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

           ARTICLE IX: The Corporation hereby elects not to be governed by Section 203 of the GCL pursuant to Section 203(b) therein.

           ARTICLE X: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

           ARTICLE XI: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only upon the vote of the stockholders at an annual or special meeting of stockholders of the Corporation, duly noticed and called under the Bylaws of the Corporation and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

           ARTICLE XII: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the directors then in office shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

           ARTICLE XIII: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote required by law), the affirmative vote of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles V, VIII, XI and XII of this Amended and Restated Certificate of Incorporation or this
 Article XIII.

           ARTICLE XIV: This Restated Certificate of Incorporation shall become effective at 11:00 a.m., Eastern Daylight Time, on the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

           IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 7th day of October, 1999.


                              HOMESERVICES.COM INC.


                               By:  /s/ Steven A. McArthur
                                    --------------------------
                                    Name:  Steven A. McArthur
                                    Title: Senior Vice President,
                                           General Counsel and
                                           Secretary